UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2023

Ladder Capital Corp
(Exact name of registrant as specified in its charter)

Delaware	001-36299	80-0925494
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

320 Park Avenue, 15th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-715-3170

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, $0.001 par value	LADR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On June 6, 2023, Ladder Capital Corp (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, as described below under Item 5.07, the stockholders of the Company, among other things, approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, to eliminate or limit the liability of certain of the Company’s officers to the extent permitted by the Delaware General Corporation Law (the “Charter Amendment”).

The Charter Amendment became effective upon the Company’s filing of a Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on June 7, 2023 (“Certificate of Amendment”) The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting, as described further below under Item 5.07, the stockholders of the Company also approved the Ladder Capital Corp 2023 Omnibus Incentive Plan (the “2023 Plan”), effective as of the date of the Annual Meeting (the “Effective Date”). The 2023 Plan superseded and replaced the Ladder Capital Corp 2014 Omnibus Incentive Plan (the “2014 Plan”) in its entirety as of the Effective Date.

The aggregate number of shares of the Company’s Class A common stock (“Common Stock”) that will be available for issuance to employees, non-employee directors and consultants of the Company and its affiliates under the 2023 Plan will not exceed 3,000,000 shares of Common Stock, plus an additional amount, not to exceed 10,253,867 shares of Common Stock, remaining available for new awards under the 2014 Plan as of the Effective Date, subject to the terms and conditions set forth in the 2023 Plan.

The material terms of the 2023 Plan are summarized in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2023 (the “Proxy Statement”), under the heading “Proposal 3—Approval of the Ladder Capital Corp 2023 Omnibus Incentive Plan.” The summary of the 2023 Plan contained herein and in the Proxy Statement are each qualified in their entirety by reference to the full text of the 2023 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 6, 2023, the Company held its Annual Meeting. The matters voted upon were (1) the re-election of Brian Harris and Mark Alexander to the Board of Directors as Class III Directors, each with a term expiring at the 2026 Annual Meeting and until such person’s successor is duly elected and qualified, (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023, (3) the approval of the 2023 Plan and (4) the approval of the Charter Amendment.

Based on the votes by holders of the Common Stock, the final results for each proposal presented to stockholders at the Annual Meeting are set forth below:

1. The re-election of Brian Harris and Mark Alexander to the Board of Directors as Class III Directors:

DIRECTOR NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Brian Harris	66,051,179	22,950,588	21,819,552
Mark Alexander	47,738,556	41,263,211	21,819,552

2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
110,497,086	179,475	144,758

3. The approval of the 2023 Plan:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
79,074,593	9,527,413	399,761	21,819,552

4. The approval of the Charter Amendment:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
78,814,823	9,954,502	232,442	21,819,552

No other matters were considered and voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
3.1	Certificate of Second Amendment to the Second Amended and Restated Certificate of Incorporation of Ladder Capital Corp.
10.1	Ladder Capital Corp 2023 Omnibus Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2023	LADDER CAPITAL CORP

	By:	/s/ Kelly Porcella
	Name:	Kelly Porcella
	Title:	Chief Administrative Officer & General Counsel